EXHIBIT 10.1
SPACE EXPLORATION TECHNOLOGIES CORPORATION
FALCON 1e COMMERCIAL LAUNCH SERVICES AGREEMENT
This Launch Services Agreement, including all appendices, exhibits and attachments referenced herein, (“Agreement”) is entered into as of August 28, 2009 (“Effective Date of Agreement”) by and between Space Exploration Technologies Corp., a Delaware corporation with headquarters at 1 Rocket Road, Hawthorne, California 90250 (“SpaceX”) and ORBCOMM Inc., a Delaware corporation with headquarters at 2115 Linwood Avenue, Fort Lee, New Jersey 07024 (“Customer”). SpaceX and Customer are hereinafter also referred to individually as “Party” and collectively as the “Parties.”
WHEREAS, SpaceX provides launch services using the Falcon 1e launch vehicle (“Falcon 1e”); and
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

WHEREAS, Customer desires to purchase launch services for its eighteen (18) ORBCOMM Generation 2 Spacecraft (“OG2 Spacecraft”) into low Earth orbit within the parameters set forth in Appendix 1, Statement of Work, and Appendix 2, Interface Requirements Document, utilizing multiple Falcon 1e launch vehicles to launch up to [***...***] OG2 Spacecraft per flight mission;
WHEREAS, SpaceX and Customer have executed a Letter Agreement Relating to the Procurement of Falcon 1e Commercial Launch Services, dated as of July 13, 2009, as amended (the “Letter Agreement”), and wish to memorialize in further detail the prospective terms and conditions contained therein;
NOW THEREFORE, the Parties hereby agree as follows:
1. Definitions.
“Additional Services” means the optional services identified in Section 7 of the Statement of Work that may be procured by Customer and furnished by SpaceX in accordance with Section 2.1 of this Agreement.
“Affiliate” means, in relation to a Party, any other entity that directly or indirectly Controls (as defined below), is Controlled by, or is under direct or common Control with, such Party from time to time. For purposes of this definition, Control and its derivatives mean, with respect to an entity: (i) the legal, beneficial, or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest if not a corporation) of such entity ordinarily having voting rights; or (iii) the power to direct, directly or indirectly, the management policies of such entity, whether through the ownership of voting stock, by contract, or otherwise.
“Analogous Mission” shall have the meaning set forth in Section 7 of this Agreement.
“Bank Holiday” means any Day on which United States national banks located in New York, New York are authorized to be closed.
“Best Efforts” means, with respect to a Party, a duty to act in good faith and with all due diligence and prudence consistent with applicable law in accordance with best practices and the highest professional standards in a commercially reasonable manner adhered to by a launch services provider or commercial satellite owner, as the case may be.
“Business Day“ means any Day other than Saturday, Sunday, or a Bank Holiday.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Change Order” shall have the meaning set forth in Section 21 of this Agreement.
“Commercial Space Launch Act” means 49 U.S.C. §§ 70101-70121.
“Confidential Information” shall have the meaning set forth in Section 13.3 of this Agreement.
“Constructive Total Failure” means that, due to a Falcon 1e Launch Vehicle Deviation (and not attributable to the Payload or Customer-provided separation system), the following situations occur, as reasonably determined by available flight data telemetry or other objective evidence, either: (i) the Payload’s ability to operate in accordance with its performance specifications and for its intended commercial purposes is reduced by [***...***]. For purposes of the Launch and In-Orbit Insurance policy, if any (and not for any other purpose hereunder), this definition shall be modified to reflect the meaning ascribed to the concept of “constructive total loss” in Customer’s policy of Launch and In-Orbit Insurance, if any, in place at the time of Launch.
“Contract Price” shall have the meaning set forth in Section 3.1 of this Agreement.
“Day” means a calendar day.
“Dispenser(s)” means the hardware, including the strongback adaptor, to be integrated with the Launch Vehicle (including all embedded firmware and software) to interface with, integrate the OG2 Spacecraft as the Payload, and separate and deploy the OG2 Spacecraft into their designated orbit(s), as specified in Appendix 1, Statement of Work, and Appendix 2, Interface Requirements Document. In the event that SpaceX supplies the Dispenser for any Launch Services hereunder, such Dispenser shall be considered an integral component of the corresponding Falcon 1e Launch Vehicle.
“Deviation” means non-compliance with the specifications included in the Interface Requirements Document [***...***], including its reference documents, applicable documents and annexes, with respect to: [***...***].
“DO/DX” Launch shall have the meaning set forth in Section 4.2.1 of this Agreement.
“Down Payment” means Payment One (1) in the Payment and Milestone Schedule.
“Excusable Delays” means a delay by a Party in the performance of its obligations or commitments under this Agreement that is beyond the control of such Party and not due to its fault or negligence in reasonably anticipating and avoiding such delays, including acts of God, acts of government in its sovereign capacity, launch range unavailability for Launch, acts or threat of terrorism, earthquake, riot, revolution, hijacking, fire, strike (other than a strike involving the employees of SpaceX or Customer), embargo, sabotage, or interruption of essential public services such as electricity, natural gas, fuels and/or water. Notwithstanding the above, failure by either Party timely to obtain any required governmental license, permit or authorization shall not be deemed an Excusable Delay.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Failure Review Board” shall have the meaning set forth in Section 19 of this Agreement.
“Gain Sharing Option” shall have the meaning set forth in Section 2.4 of this Agreement.
“Insured Launch Activities” shall have the meaning set forth in Section 9.1 of this Agreement.
“Intentional Ignition” means the time during the Launch countdown sequence when the engine ignition command signal is initiated causing ignition of the first stage engine of the Launch Vehicle.
“Interface Control Document” means [***...***].
“Interface Requirements Document” means that document attached as Appendix 2 to this Agreement, [***...***].
“Inventions” shall have the meaning set forth in Section 12 of this Agreement.
“ITAR” shall have the meaning set forth in Section 17 of this Agreement.
“Launch” means Intentional Ignition followed by either (i) Lift-Off or (ii) a Launch Failure.
“Launch Activities” means the activities authorized by the launch license issued by the Federal government pursuant to the Commercial Space Launch Act.
“Launch and In-Orbit Insurance” means insurance purchased by Customer or any Affiliate, or Related Third Party of Customer covering either or both of: (i) the risks of loss with respect to the Payload, including one or more OG2 Spacecraft on the Launch Vehicle; and (ii) the value of the Launch Service.
“Launch Failure” means either a Total Failure or Constructive Total Failure.
“Launch Interval” means [***...***] period of time during which a Launch Date is to occur, as established by the Parties in accordance with Section 4.1 of this Agreement.
“Launch Range” means the U.S. Government entity with authority over the Launch Site and its related operations, as well as the associated property and facilities.
“Launch Service” and “Launch Services” shall have the meanings set forth in Section 2.1.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Launch Site” means the SpaceX launch facility at Ronald Reagan Ballistic Missile Defense Test Site, United States Army Kwajalein Atoll (RTS-USAKA) or another SpaceX launch facility mutually agreed upon in writing by the Parties.
“Launch Slot” means a [***...***] period of time during which a Launch Date is to occur, as established by the Parties under this Agreement in accordance with Section 4.1.
“Launch Vehicle” means, in each instance, the Falcon 1e launch vehicle, utilized by SpaceX to perform the Launch of the respective Payload.
“Licenses” shall have the meaning set forth in Section 17 of this Agreement.
“Lift-Off” means physical separation of the Launch Vehicle from the launch pad and ground support equipment and release of the hold-down restraints for the purpose of Launch.
“Milestone” shall have the meaning set forth in Section 5.1.2.
“Milestone Payment” shall have the meaning set forth in Section 5.1.2.
“Payload” means [***...***] OG2 Spacecraft, individually or in the aggregate, which are, or are intended to be, integrated with a single Falcon 1e for the purpose of Launch.
“Payment and Milestone Schedule” means the schedule provided in Appendix 3.
“Profit” shall have the meaning set forth in Section 2.2 of this Agreement.
“Pro Rata Launch Price” means [***...***].
“Reasonable Efforts” means, with respect to a Party, standards, practices, methods, and procedures consistent with applicable law and that degree of effort, skill, diligence, prudence, and foresight that would reasonably and ordinarily be expected from a launch services provider or commercial satellite owner, as the case may be.
“Reflight Launch Services” shall have the meaning set forth in Section 8.1.4 of this Agreement.
“Reflight Option” shall have the meaning set forth in Section 8.1 of this Agreement.
“Related Third Parties” means (i) the Parties’ respective contractors and subcontractors at every tier that are involved in activities relating to the performance of this Agreement; (ii) the Parties’ respective directors, officers, employees, and agents; and (iii) any entity or person with any valid right, title or interest in the Launch Services or the Payload or the Falcon 1e or ground support equipment.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Statement of Work” or “SOW” means Appendix 1 and any other attached document or additional document which has been expressly referenced or incorporated into the SOW (including by Agreement amendment) and which reflects the scope of work to be performed by SpaceX under this Agreement and which specifies each Party’s programmatic and technical performance requirements and obligations, under this Agreement.
“Termination Fee” shall have the meaning set forth in Section 16.2(a) of this Agreement.
“Terminated Ignition” means Intentional Ignition not followed by Lift-Off.
“Third Party” means an individual or legal entity other than the Parties, its Affiliates or Related Third Parties.
“Total Failure” means that due to a Falcon 1e Deviation (and not attributable to the Payload or Customer-provided separation system), the Payload is completely destroyed, permanently lost or unable to be physically separated from the Falcon 1e, resulting in the total loss of the Payload, as reasonably determined by available flight data telemetry or other objective evidence.
2. Services to be Provided.
2.1 SpaceX hereby agrees to furnish to Customer multiple dedicated (except as expressly provided for in Section 2.2) Launches utilizing the Falcon 1e from the Launch Site, as well as Payload integration services, and third party launch liability insurance coverage in the amount required by any applicable U.S. Government launch license, for the carriage of eighteen (18) OG2 Spacecraft (except as expressly provided for in Section 2.4) as multiple Payloads on multiple Falcon 1e Launch Vehicles in accordance with and subject to the terms and conditions of this Agreement (each individually a “Launch Service”; or, collectively, the “Launch Services”). Additional Services may be contracted for and provided by SpaceX on a time and materials basis, subject to the mutual agreement of the Parties evidenced in a writing signed by both Parties in accordance with Section 30. Fees for such Additional Services are not included in the Contract Price.
2.2 [***...***]
2.3 Except as provided in Section 2.4, the Launch Services shall be considered complete upon Launch of eighteen (18) OG2 Spacecraft. Each Launch Service, individually, shall be considered complete upon Launch of the corresponding Payload assigned to such Launch mission.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.4 [***...***].
3. Contract Price.
3.1 The contract price for the Launch Services shall be the firm fixed price of Forty-Six Million Six Hundred Thousand U.S. Dollars ($46,600,000), paid in accordance with the payment schedule set forth in the Payment and Milestone Schedule as provided in Appendix 3 (“Contract Price”). For the avoidance of any doubt, the Contract Price does not include any Additional Services that may be procured by Customer, the cost of any options that may be exercised by Customer under this Agreement, and is subject to adjustment in accordance with the terms of this Agreement. Any Reflight Launch Services provided in accordance with Section 8 are in addition to, and not in lieu of, the Launch Services provided in accordance to Section 2.1.
3.2 [***...***]
4. Launch Schedule and Manifest Policy.
4.1 Each Launch Service provided for under this Agreement shall occur within a [***...***] period (each, a “Launch Period”), with the first Launch Period beginning [***...***], 2010 and ending [***...***]; and with each subsequent Launch Period beginning no earlier than [***...***] following the end of the preceding Launch Period (or preceding Launch Date, whichever is later), in accordance with the following anticipated schedule, which may be amended by mutual written agreement of the Parties:

Launch Period No. 1	[***...***], 2010 - [***...***]

Launch Period No. 2	[***...***] - [***...***]

Launch Period No. 3	[***...***] - [***...***]

Launch Period No. 4	[***...***] - [***...***]

Launch Period No. 5	[***...***] - [***...***], 2014
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Parties shall determine in writing: (i) no later than [***...***] prior to the start of each Launch Period, a [***...***] period during which the Launch Date will fall (the “Launch Slot”); (ii) no later than [***...***] prior to the start of the Launch Slot, the Launch Interval; and (iii) no later than [***...***] prior to the Launch Interval, the actual Day of the Launch (“Launch Date”). The Launch Date shall be within each Launch Period, Launch Slot and Launch Interval and shall be determined by mutual written agreement of the Parties in accordance with this Section and based on Launch Site and Launch Range availability, Falcon 1e readiness and Payload readiness.
Customer shall have access to SpaceX’s integration facility located at the Launch Site for a minimum period of [***...***] prior to the applicable Launch Date, and, if reasonably determined possible by SpaceX based on availability, up to [***...***] prior to the applicable Launch Date. In order to provide sufficient time for necessary Payload to Launch Vehicle integration activities and related testing and check-out procedures, Customer shall deliver the Payload to the Launch Site no later than [***...***] prior to the Launch Date having completed all pre-shipment testing requirements and ready for Launch Site processing and integration. SpaceX shall not be responsible for storage costs for the Payload or Customer equipment in the event of early delivery or a delayed Launch attributable to Customer; however, SpaceX shall reasonably assist Customer in mitigating such costs to the extent feasible.
For the avoidance of doubt, in the event that a Launch Date is delayed for any reason by either Party beyond the end of its corresponding Launch Period, the subsequent Launch Period shall be rescheduled, to begin no earlier than [***...***] following the preceding Launch Date, provided that, in the event SpaceX’s launch manifest allows for an earlier than [***...***] start of the rescheduled Launch Period, at Customer’s request, SpaceX shall reschedule the applicable Launch Period accordingly. Pursuant to Section 11.4, delays associated with any distinct Launch Service shall cease accumulating upon the respective Launch.
4.2 Manifest Policy. SpaceX and Customer shall comply with the launch schedule prioritization policy set forth in this Section 4.2 in the event of a delay caused by either Customer or SpaceX.
4.2.1 Subject to Section 4.2.2, SpaceX agrees and acknowledges that, consistent with its manifest policy, Customer’s Launch Service (including any Reflight Launch Services) will not be displaced from the Launch Period, Launch Slot, or Launch Date, as established in accordance with Section 4.1, by another customer of SpaceX with a contract executed subsequent to the Effective Date of Agreement, or option exercise date occurring subsequent to the Effective Date of Agreement, with the following exceptions: (i) Customer has notified SpaceX that the Payload shall be unavailable with respect to the agreed upon Launch Period, Launch Slot, Launch Interval or Launch Date; (ii) a Third Party launch is designated by the U.S. Government as a DO or DX rated order and such rating order is invoked in connection with an imperative national need in accordance with the Commercial Space Launch Act (“DO/DX Launch”); (iii) planetary, science or International Space Station servicing missions with time critical launch windows; (iv) reflight missions, if optioned, for other customers following a failed SpaceX launch service; (v) displacement due to Launch Range unavailability; or (vi) [***...***].
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.2.2 In the event of a SpaceX delay of either Customer’s Launch or prior Third Party launch service, the pre-existing order of manifested launches shall remain in effect as of the date of the SpaceX delay, unless the other mission is a DO/DX Launch, planetary, science or International Space Station servicing mission with time critical launch windows or a Third Party customer reflight mission, if optioned, following a failed launch. Such missions shall be given special consideration (and their place in the Launch order may change) in order to support their required launch timeframe.
4.2.3 In the event of a Customer delay that would significantly affect subsequent SpaceX Third-Party customer Launch schedules, Customer’s next Launch will be re-sequenced to the next open Launch Period opportunity, taking into account the commercial requirements and interests of Customer and SpaceX.
4.2.4 In the event of a SpaceX Third-Party customer delay that would significantly affect Customer’s schedule, the Third-Party customer will be re-sequenced to the next open launch opportunity unless the Third-Party customer’s mission is a DO/DX Launch or a planetary, science or International Space Station servicing mission with a time critical launch window. Such missions shall be given special consideration (for example, their place in the firing order could change) in order to support their required launch timeframe.
5. Payment Terms.
5.1 Payment Schedule. The Contract Price shall be paid by Customer to SpaceX in accordance with the payment plan set forth in the Payment and Milestone Schedule, including the Down Payment and Milestone Payments, the former to be invoiced pursuant to Section 5.1.1 and the latter to be invoiced pursuant to Section 5.2 below.
5.1.1 Down Payment. The Down Payment specified in the Payment and Milestone Schedule provided in Appendix 3 shall be due upon receipt of the corresponding invoice from SpaceX following execution of this Agreement and will be paid in accordance with Section 5.2 herein. The Parties acknowledge that the Four Million Five Hundred Thousand dollar ($4,500,000) deposit payment made by Customer to SpaceX pursuant to the Letter Agreement shall be the Down Payment for purposes hereunder.
5.1.2 Milestone Payments. Upon the completion of any milestone set forth in Appendix 3 (each a “Milestone” and collectively, the “Milestones”) in accordance with the Milestone completion criteria set forth in the SOW, SpaceX shall be entitled to the payment (each a “Milestone Payment”) identified in the Payment and Milestone Schedule provided in Appendix 3, and Customer shall pay the applicable invoice issued by SpaceX in accordance with Section 5.2.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.1.3 Payment Dates. If a payment falls due on a Day other than a Business Day, then such payment shall be due on the following Business Day.
5.1.4. Disputed Payments. If, in the reasonable judgment of Customer, a Milestone has not been completed in accordance with the requirements of this Agreement and the relevant Milestone completion criteria in the SOW, Customer shall so notify SpaceX in writing within fifteen (15) Days of receipt of the applicable invoice issued in accordance with Section 5.2, and within ten (10) Days thereafter provide in reasonable detail the requirements associated with the applicable Milestone that has not been met. In the event SpaceX disputes Customer’s contention that the applicable Milestone has not been completed in accordance with the requirements of this Agreement and the Milestone completion criteria in the SOW, the Parties shall attempt to resolve such dispute by escalating the matter to their respective executives who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. If it is determined that the applicable Milestone had been timely completed by SpaceX in accordance with the requirements of this Agreement, Customer shall immediately pay the applicable Milestone Payment, to include late payment interest in accordance with Section 5.3. If, however, it is determined that the applicable Milestone had not been completed by SpaceX as originally claimed, the Milestone Payment for the corresponding Milestone shall not be due and payable by Customer until such time the Milestone is successfully completed in accordance with the requirements of this Agreement and the Milestone completion criteria in the SOW. Notwithstanding the foregoing, if the dispute cannot be resolved within [***...***] of Customer’s initial notification pursuant to this Section 5.1.4, then either Party may immediately begin dispute resolution proceedings in accordance with Section 22.
5.2 Invoices. For the Down Payment and each Milestone Payment, SpaceX shall submit to Customer an invoice for payment after completion of a Milestone consistent with the SOW, on or after the corresponding Milestone Payment due date listed in the Payment and Milestone Schedule, including SpaceX’s certification that the applicable Milestone completion criteria have been met in accordance with the Milestone completion criteria in the SOW. For the avoidance of doubt, no invoice for a Milestone Payment may be submitted by SpaceX until the later of: (i) all requirements of the applicable Milestone having been met; and (ii) the applicable Milestone Payment due date. Payment shall be made by Customer to SpaceX, for any Milestone Payment within [***...***] of submission of an invoice by SpaceX in accordance with the requirements of this Section 5. All invoices delivered under this Agreement shall be complete and reasonably detailed in order to provide Customer with sufficient information to ascertain the nature and scope of the charges included therein.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.2.1 Upon the occurrence of each Launch, regardless of outcome, any payments made under this Agreement to the extent directly attributable to the corresponding Launch Service as set forth in Appendix 3 (whether received by SpaceX or due and owing to SpaceX) shall be considered earned and nonrefundable by SpaceX and shall not be subject to the provisions of Section 16.2.
5.3 Subject to Section 5.1.4, if any undisputed payments due and owing by Customer to SpaceX under this Agreement shall remain unpaid after the payment due date and if SpaceX has provided Customer written notice thereof and [***...***] period to cure, then Customer shall pay interest to SpaceX at a rate of [***...***] of such undisputed payment, compounded annually. Interest will be computed commencing as of the Business Day after the original due date until and including the date payment is actually made, unless paid during the cure period, in which case no interest shall be due. If a payment is withheld because of a bona fide dispute and that dispute is later settled in favor of SpaceX, interest will be computed commencing as of the Business Day after the original due date until and including the date payment is actually made.
5.4 Invoice Address. SpaceX shall invoice Customer at the following address:
ORBCOMM Inc.
2115 Linwood Avenue
Fort Lee, NJ 07024
Attn: [***...***]
with a copy sent to the following e-mail address:
[***...***]
and a separately delivered copy to:
ORBCOMM Inc.
22270 Pacific Boulevard
Dulles, VA 20166
Attn: [***...***]
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

with a copy sent to the following e-mail address:
[***...***]Payment shall be made by Customer via electronic deposit of funds into the following SpaceX corporate bank account:
[***. . .***]
6. Taxes. After due inquiry and investigation, SpaceX represents and warrants that on the Effective Date of this Agreement, no taxes, duties and other levies imposed by the United States government or any political subdivision thereof are due for the activities and transactions contemplated by this Agreement, including any Launch Services (“Taxes”). However, should such Taxes be imposed, SpaceX shall, on a Best Efforts basis, challenge the validity and imposition of such Taxes via all available remedies at the time. If SpaceX is unable to successfully challenge the validity and imposition of any Taxes, and such Taxes remain due and payable, the Parties shall in good faith consult with each other and agree to a fair and equitable compromise as regards the payment of the Taxes.
7. [***...***]
8. Reflight Option.
8.1. [***...***]
8.2 The Reflight Option provided for in this Section 8 shall not include the cost of any replacement of all or any portion of the Payload or its related value, which shall be the exclusive responsibility of Customer. Launch and In-Orbit Insurance shall be purchased independently by the Customer and shall expressly waive rights of subrogation as to SpaceX and its Related Third Parties.
8.3 [***...***]
8.4 Customer agrees that the Reflight Launch Services shall be its sole and exclusive remedy for any Launch Failure, howsoever caused, and regardless of the theory of liability, provided, however, that this remedy shall be available only when Customer has purchased the Reflight Option in accordance with the terms of this Agreement and Customer has reasonably complied with all of its other obligations, including the obligation to make payment, under this Agreement.
In the event a Launch Service for which a Reflight Option has been purchased does not result in a Launch Failure, then SpaceX shall be deemed to have earned the Reflight Option fee without further obligation or liability to Customer.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9. Insurance.
9.1 Third Party Liability Insurance. SpaceX shall procure and maintain in effect third party launch liability insurance to provide for the payment of claims resulting from property loss or damage or bodily injury, including death, sustained by Third Parties caused by an occurrence resulting from such launch activities as are prescribed by the Commercial Space Launch Act and supporting regulations and the terms of the Federal launch license issued to SpaceX pursuant thereto (“Insured Launch Activities”). The insurance shall have limits in amounts required by the Office of the Federal Aviation Administration’s Associate Administrator for Commercial Space Transportation as set forth in the applicable license issued to SpaceX pursuant to the Commercial Space Launch Act and supporting regulations, and shall be subject to standard industry exclusions and/or limitations. Duration of coverage for damage, loss or injury sustained by Third Parties arising in any manner in connection with Insured Launch Activities shall be in accordance with the Commercial Space Launch Act, its supporting regulations, and the applicable launch license. The third party liability insurance shall at a minimum designate as named insured SpaceX and as additional insured Customer and the respective Related Third Parties of the Parties as identified by each Party, the U.S. Government and its contractors and subcontractors involved in Launch Services, and SpaceX’s contractors and subcontractors involved in Launch Services. Such insurance shall provide that the insurers shall waive all rights of subrogation that may arise by contract or at law against any additional insured. Third-party launch liability insurance does not cover any loss of or damage to the Payload even if such claim is brought by any Third Party or Related Third Parties. The cost of third party launch liability insurance, up to the extent required by the Commercial Space Launch Act and its supporting regulations, is included within the Contract Price.
9.2 Excess Third Party Liability for Launch Activities. To the extent not covered by the third party launch liability insurance or eligible for payment by the United States Government pursuant to the Commercial Space Launch Act, SpaceX shall be exclusively liable to third parties for any death, injury, loss or damage to any Third Party arising from the Launch Activities caused solely by SpaceX or its equipment, including the Falcon 1e or parts or components thereof. To the extent not covered by the third party launch liability insurance or eligible for payment by the United States Government pursuant to the Commercial Space Launch Act, Customer shall be exclusively liable to Third Parties for any death, injury, loss or damage arising from the Launch Activities caused solely by Customer or its equipment, including the Payload or parts or components thereof.
9.3 Insurance Required by Launch License. SpaceX shall provide such insurance as is required by the launch license issued by the United States Department of Transportation for loss of or damage to United States Government property. The cost of insurance as required by the launch license is included in the Contract Price.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.4 Launch and In-Orbit Insurance. Customer shall obtain a waiver of subrogation and release of any right of recovery against SpaceX and its Related Third Parties from any insurer providing Launch and In-Orbit Insurance coverage. Subject to the limitations of U.S. export control laws and regulations, SpaceX shall provide customary and normal support to assist Customer in obtaining Launch and In-Orbit Insurance, including: (i) supporting Customer with all necessary presentations (oral, written or otherwise), including attendance and participation in such presentations where reasonably requested by Customer; (ii) providing on a timely basis all reasonable and appropriate technical information, data and documentation; and (iii) providing documentation and answers to insurer inquiries.
9.5 [***...***]
9.6 Cooperation with Regard to Insurance. Each Party agrees to cooperate with the other Party in obtaining relevant reports and other information in connection with the presentation by either Party of any claim under insurance required by this Section 9. A Party seeking indemnification under this Section 9 shall, subject to U.S. export control laws and regulations: (i) promptly advise the indemnitor of any damage or injury incurred, or the filing of any suit or any written or oral claim against it; (ii) provide the indemnitor with copies of all relevant documentation; and (iii) cooperate with the indemnitor and its insurers in every reasonable manner in making or defending against such claim. A Party seeking indemnification shall not make any admission nor shall it reach a compromise or settlement without the prior written approval of the indemnitor.
9.7 Assistance with Claims for Insurance Recovery. Subject to U.S. export control laws and regulations, including any applicable provisos or conditions imposed by the U.S. Government in DSP-5 or Technical Assistance Agreement authorizations, as well as reasonable technology export security measures, each Party shall cooperate with and provide reasonable support to the other, in making and perfecting claims for insurance recovery and as to any legal proceeding associated with any claim for insurance recovery. As may be requested in writing by Customer from time-to-time, such support may include: (i) providing on-site inspections as required by Customer’s insurers and underwriters; (ii) participating in review sessions with a competent representative selected by the insurers and underwriters to discuss any continuing issue relating to such occurrence, including information conveyed to either Party; (iii) using commercially Reasonable Efforts to secure access for the insurers and underwriters to certain information used in or resulting from any investigation or review of the cause or effects of such occurrence; (iv) making available for inspection and copying certain information reasonably available that is necessary to establish the basis of a claim; and (v) supporting Customer in establishing the basis of any loss under its Launch and In-Orbit Insurance policy. Customer agrees to reimburse SpaceX for any necessary and documented out-of-pocket expenses in connection with any insurance claim or recovery assistance provided by SpaceX in accordance with this Section 9.7.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.8 Evidence of Insurance and Waivers of Subrogation. For any of the insurance policies or waivers required under this Agreement (to include waivers of subrogation), each Party shall provide the other Party with a certificate evidencing such insurance or waiver within thirty (30) Days of a written request by the other Party.
10. Cross Waivers of Liability.
10.1 Waivers. SpaceX and Customer hereby agree to a reciprocal waiver of claims and release of liability pursuant to which each Party agrees to assume the risk and agrees not to sue or otherwise bring a claim against the other Party or that Party’s Related Third Parties or against the U.S. Government and its contractors and subcontractors, for any property loss or damage, including loss of or damage to the Payload or the Falcon 1e, or other financial loss it sustains, or for any injury, death, property loss or damage or other financial loss sustained by its employees, officers, directors or agents, arising in any manner out of or in connection with activities relating to the performance of this Agreement, or other related activities in or around the Launch Site or Payload processing area, or the operation or performance of the Launch Vehicle or the Payload. Such waiver of liability applies to all damages of any sort or nature, including but not limited to any direct, indirect, special, incidental or consequential damages or other loss of revenue or business injury or loss such as costs of effecting cover, lost profits, lost revenues, or costs of recovering a payload or the Payload, from damages to the Payload before, during or after Launch or from the failure of the Payload to reach their planned orbit or operate properly.
10.2 Extension of Waivers. SpaceX and Customer shall each extend the waiver of claims and release of claims of liability as provided in Section 10.1 to its Related Third Parties (other than employees, directors and officers) by requiring them to waive and release all claims of liability they may have against the other Party, that Party’s Related Third Parties or the U.S. Government and its contractors and subcontractors at every tier and to agree to be responsible for any property loss or damage, including loss of or damage to the Payload or the Falcon 1e, or other financial loss they may sustain, or for any injury, death, property loss or damage or other financial loss sustained by their employees, officers, directors or agents, arising in any manner out of or in connection with activities relating to the performance of this Agreement, or other related activities in or around the Launch Site or Payload processing area, or the operation or performance of the Launch Vehicle or the Payload.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.3 Indemnification. SpaceX and Customer hereby agree to defend, indemnify and hold harmless the other Party and its Related Third Parties from and against any liabilities, costs and expenses (including attorneys’ fees, costs and expenses), arising as a result of claims brought by the indemnifying Party’s Related Third Parties for any property loss or damage, including loss of or damage to the Payload, or other financial loss it sustains or for any personal injury or bodily injury, including death, property loss or damage or other financial loss sustained by such Related Third Parties, arising in any manner out of or in connection with activities carried out pursuant to this Agreement, other activities in and around the Launch Site or the Payload processing area, or the operation or performance of the Launch Vehicle or the Payload. Such indemnification applies to any claim for direct, indirect, special, incidental or consequential damages or other loss of revenue or business injury or loss, including but not limited to costs of effecting cover, lost profits or lost revenues, resulting from any loss of or damage to the Payload before, during, or after Launch or from the failure of the Payload to reach its planned orbit or operate properly.
10.4 Applicability. Claims of liability are waived and released regardless of whether loss, damage or injury arises from the acts or omissions, negligent or otherwise, of either Party or its Related Third Parties. The waivers of liability shall apply regardless of the theory of liability, whether based in contract or tort, including negligence, product liability, and strict liability, or any other theory of liability. In no event shall this waiver of liability prevent or encumber enforcement of the Parties’ contractual rights and obligations to each other as specifically provided in this Agreement. The waiver and release by each Party and its Related Third Parties of claims of liability against the other Party and the Related Third Parties of the other Party extends to the successors and assigns, whether by subrogation or otherwise, of the Party and its Related Third Parties. Each Party shall obtain a waiver of subrogation and release of any right of recovery against the other Party and its Related Third Parties from any insurer providing coverage for the risks of loss for which the Party hereby waives claims of liability against the other Party and its Related Third Parties. Nothing in this Section 10 shall preclude SpaceX from suing or otherwise bringing a claim against its own Related Third Parties, nor shall it preclude Customer from suing or otherwise bringing a claim against its own Related Third Parties. The Parties agree to further memorialize the rights and obligations described in this Section 10 in any agreement that may be advised or required by the U.S. Government, to include execution of cross-waivers substantially in the form of Exhibit 1 to this Agreement. Notwithstanding anything in this Section 10 to the contrary, in the event of a conflict between the requirements of Section 440.17 of the Commercial Space Transportation Regulations (14 C.F.R. §440.17) and any provision of this Section 10 of the Agreement, the requirements of 14 C.F.R. §440.17 shall take precedence.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11. Delays.
11.1 Excusable Delays.
(a)
Neither Party shall be liable for any delay in the performance of its obligations under this Agreement in the event such delay or failure to perform is due to an Excusable Delay and provided that the affected Party seeking to invoke this Section 11.1 notifies the other Party in writing within five (5) Business Days of the occurrence of an Excusable Delay, including a reasonable description of the causes thereof and such Parties’ efforts to avoid the Excusable Delay or mitigate the impact thereof. If the Excusable Delay occurs during the Launch Slot for any Launch Service to be provided under this Agreement, the affected Party seeking to invoke this Section 11.1 shall notify the other Party immediately, and as soon as possible thereafter, provide the information detailed in the immediately preceding sentence. Failure by either Party timely to obtain any required governmental license, permit or authorization shall not be deemed an Excusable Delay.

(b)
Subject to Section 16, the period of performance under this Agreement with respect to the affected Launch Service(s) shall be extended by the duration of the Excusable Delay and Customer’s obligation to make payments hereunder with respect to Launch Services due during the period of an Excusable Delay shall be extended for a period equal to the duration of the Excusable Delay without late payment interest. Such extension period will be reasonably agreed to by both Parties in writing.

11.2 Customer Delays. Customer shall be entitled to request a delay or postponement to the Launch Date up through [***...***], but subject to the delay liability fees provided for in this Section 11.2. If Customer’s request for a delay or postponement to the Launch Date occurs following [***...***]. Regardless of the request for delay or postponement by Customer, with the exception of the final payment owed to SpaceX for Launch under Section 5.1, Customer payments shall continue in accordance with the Payment Schedule established in Section 5.1. If Customer causes or requests any delay to the Launch Date for any particular Launch Service that is not an Excusable Delay as provided in Section 11.1, whether with respect to the Payload or otherwise, including delays due to Customer’s contractors or subcontractors, exceeding three hundred sixty-five (365) Days beyond the last Day of the Launch Period for such Launch Service, or beyond any subsequent Launch Date for such Launch Service as duly established by the Parties or the last Day of any subsequent Launch Period for such Launch Service, whichever is earlier, separate and distinct from any necessary and documented expense reimbursement as provided for in this Section 11.2, Customer agrees pay to SpaceX delay liability fees based on the following schedule:
(a)	Except as otherwise set forth above with respect to a delay following [***...***], nothing for the first three hundred sixty-five (365) Days;

(b)	[***...***]; and

(c)	[***...***].
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Nothing in this Section 11 shall be construed as allowing for non-payment of prior existing and outstanding invoice payments owed by Customer.
11.3 SpaceX Delays. If SpaceX causes or requests any delay or postponement to the Launch Date (other than an Excusable Delay), Customer’s payment obligations as established in Section 5.1 for the relevant Launch Service shall be suspended on a day-for-day basis commensurate with the period of delay or postponement of the relevant Launch Service requested by SpaceX. Furthermore, if such delays or postponements associated with the Falcon 1e (other than an Excusable Delay) cause delays or postponements beyond the last Day of the Launch Period for such Launch Service, or beyond any subsequent Launch Date for such Launch Service as duly established by the Parties or the last Day of any subsequent Launch Period for such Launch Service, whichever is earlier, then SpaceX agrees to pay Customer delay liability fees based on the following schedule:
(a)	[***...***];

(b)	[***...***]; and

(c)	[***...***].
11.4 No “Domino Effect.” Calculation of delays under this Section 11 shall be construed to apply to each distinct Launch Service under this Agreement. In the event that a delay by Customer or SpaceX results in a Launch Date occurring after the last Day of the corresponding Launch Period, the Parties agree that subsequent Launch Periods for the subsequent Launch Services shall be rescheduled, as necessary based on available SpaceX launch opportunities in accordance with Section 4, subject to SpaceX’s Reasonable Efforts to mitigate any delays to the applicable Launch Service, based on the actual date of the preceding Launch. With respect to any delays caused or requested by SpaceX, Customer’s payment obligations as established in Section 5.1 for the relevant Launch Service shall be suspended on a day-for-day basis commensurate with the period of delay or postponement. Accordingly, any liability either Party may incur for delays associated with one Launch Period shall not extend to subsequent rescheduled Launch Periods and Launch Services. Any liability for delays associated with each Launch Service shall end upon the relevant Launch.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12. Intellectual Property. At no time shall either Party have any ownership rights or any other rights or license to any Inventions of the other Party or of the other Party’s Related Third Parties including, without limitation, any Inventions conceived and first actually reduced to practice in the course of performance of this Agreement by such other Party. The Parties do not intend to jointly develop any Inventions under this Agreement. As used in this Section 12, “Inventions” means all ideas, designs, concepts, techniques, inventions, discoveries, works of authorship, modifications, improvements, or derivative works, regardless of patentability.
13. Confidentiality.
13.1 Confidentiality of this Agreement. Subject to Section 13.5, neither Party shall disclose any of the terms of this Agreement to any third party without the prior written consent of the other Party, except as necessary in the reasonable judgment of a Party to comply with any judicial or other governmental requirement, or when disclosure is required by a governmental agency or under applicable laws, including by the U.S. Securities and Exchange Commission or any securities exchange on which the securities of a Party or its Affiliate are then trading, or as otherwise expressly provided for herein, and with reasonable notice provided in writing to the affected Party at least five (5) Days in connection with an 8K filing and ten (10) Business Days in advance of any other written disclosure (provided that such notice periods are possible in connection with any disclosures required or compelled by a governmental agency or under applicable laws).
13.2 Announcements. No public announcement, release, or other disclosure of information relating to this Agreement, including the existence of this Agreement, shall be made except by prior written agreement of the Parties on the specific content of such disclosure; however, such agreement may not be unreasonably be withheld. Notwithstanding the foregoing, either Party shall be permitted to make disclosures necessary or in good faith determined to be reasonably necessary under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.
13.3 Confidential Information. SpaceX and Customer each agree to retain in confidence all non-public information, trade secrets, and know-how disclosed pursuant to this Agreement which is designated as proprietary and/or confidential or information which the receiving Party should understand from the nature of the information is confidential to the disclosing Party (“Confidential Information”). Each Party agrees to: (1) preserve and protect the confidentiality of the other Party’s Confidential Information; (2) refrain from using the other Party’s Confidential Information except as contemplated in this Agreement; (3) disclose the Confidential Information only to its directors, officers, employees or agents as is reasonably required in connection with the exercise of that Party’s rights and obligations under this Agreement and subject to a binding non-disclosure agreement that is at least as protective as this Section 13; and (4) not disclose Confidential Information to any third party, provided, however, that either Party may disclose Confidential Information of the other Party that is: (a) already in the public domain through no fault of the disclosing Party; (b) discovered or created by the receiving Party without reference to the Confidential Information of the disclosing Party; (c) otherwise made known to the receiving Party through no wrongful conduct of the receiving Party or the entity providing the information to the receiving Party; or (d) required to be disclosed by judicial or other governmental action, order or regulation. The confidentiality obligations of this Section 13 shall survive the expiration or termination of this Agreement for a period of five (5) years.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.4 Notwithstanding any provision of this Section 13 to the contrary, either Party may disclose the Confidential Information, including the terms of this Agreement: (1) in confidence, to legal counsel; (2) in confidence, to accountants, banks, and financing sources and their advisors solely for the purposes of securing financing; (3) in confidence, to its insurance broker and prospective insurers solely for the purposes of securing insurance for the Payload and Launch Services and in settling any claim for loss; (4) in connection with the enforcement of this Agreement or rights under this Agreement; or (5) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction solely for use in the due diligence investigation in connection with such transaction.
13.5 Notwithstanding any other provision within this Section 13, but nevertheless subject to U.S. export control laws and regulations, Customer may disclose the terms of this Agreement or the Confidential Information (or both), to its Affiliates, provided that the Affiliate agrees in writing to confidentiality terms at least as protective for SpaceX as the terms of this Section 13. Customer shall be fully responsible for any breach of these confidentiality provisions by any Affiliate.
14. LIMITATION OF LIABILITY.
14.1 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, FOR THE COST OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, WITH THE EXCLUSION OF THE REFLIGHT LAUNCH SERVICES TO THE EXTENT THE REFLIGHT OPTION IS PURCHASED BY CUSTOMER, OR FOR LOST REVENUES OR PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWSOEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, WHETHER BASED IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, PRODUCT LIABILITY, AND STRICT LIABILITY, OR ANY OTHER THEORY OF LIABILITY.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.2 TOTAL LIABILITY. EXCEPT IN INSTANCES OF WILLFUL MISCONDUCT, SPACEX’S TOTAL AND CUMULATIVE LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT HOWSOEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, WHETHER BASED IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, PRODUCT LIABILITY, AND STRICT LIABILITY, OR ANY OTHER THEORY OF LIABILITY, SHALL IN NO EVENT EXCEED [***...***].
14.3 WARRANTIES. EXCEPT FOR AND TO THE EXTENT OF THE REFLIGHT OPTION (IF PURCHASED BY CUSTOMER), SPACEX HAS NOT MADE, NOR DOES IT MAKE, ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF DESIGN, OPERATION, QUALITY, WORKMANSHIP, SUITABILITY, RESULT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE FALCON 1E, LAUNCH SERVICES, OR ASSOCIATED EQUIPMENT AND SERVICES. ANY IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.
14.4 Application. The limitations set forth in this Section 14 shall apply even if SpaceX has been advised of the possibility of such losses or damages, and notwithstanding any failure of essential purpose of any limited remedy set forth in this Agreement. The Parties acknowledge that the amounts payable hereunder are based in part on the limitations of this Section 14 and that such limitations are a bargained-for and essential part of this Agreement.
14.5 Destruction of the Falcon 1e and Payload. The range safety officer or equivalent is authorized to destroy the Falcon 1e and Payload, without liability to either Party or either Party’s Related Third Parties, if, after Intentional Ignition, in the range safety officer’s or equivalent’s sole discretion, such destruction is essential to prevent bodily injury, including death, or property loss or damage.
15. Custody and Control of Payload and Related Equipment. Customer or its contractor shall exclusively retain the risk of damage to the Payload and related equipment, including ground support equipment or Dispensers, from delivery to SpaceX through Payload integration and Launch. In the event Customer, in its sole discretion, procures insurances to cover any loss of or damage to the Payload, such insurance shall expressly waive subrogation rights against SpaceX and its Related Third Parties. At the request of SpaceX, Customer shall provide SpaceX with a certificate (or certificates, as applicable) of insurance evidencing such waiver(s) of subrogation.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16. Termination.
16.1 Mutual Agreement. This Agreement may be terminated by mutual consent of the Parties in writing signed by the duly authorized representatives of both Parties.
16.2 Customer’s Right to Terminate. Customer may terminate this Agreement upon thirty (30) Days prior written notice to SpaceX, as follows:
(a)
Termination for Convenience. Customer may terminate for its convenience at any time, for any reason or no reason, this Agreement in whole or in part, or any Launch Service remaining to be performed under this Agreement, subject to a termination for convenience fee retained by SpaceX as specified in either: (i) Appendix 5 in the case where each and every Launch Service as of the date of termination is not a Launch Failure, or (ii) Appendix 6 in the case where one or more Launch Service as of the date of termination is a Launch Failure, which amounts SpaceX shall retain without further obligation or liability to Customer, and subject to retention by SpaceX of all amounts previously earned hereunder.

SpaceX shall refund amounts, if any, owed to Customer within thirty (30) Days of receiving its written notice of termination for convenience. In the event that payments received by SpaceX as of the date of Customer termination hereunder are less than the amount reflected in Appendix 5 or 6 as applicable, Customer shall, within thirty (30) Days, remit to SpaceX any balance owed. The applicable amount set forth as a termination fee in this Section 16.2 is the fee charged to excuse Customer’s non-performance. Customer and SpaceX agree that the applicable amount set forth above does not constitute a penalty or estimate of future damages, but is a reasonable fee for SpaceX excusing Customer non-performance at various points in time (“Termination Fee”). For the avoidance of doubt, calculation of the Termination Fee is limited to the applicable Launch Service(s) and: (i) does not include the payments earned by SpaceX for previous Launch Services performed under this Agreement (as consistent with, Section 5.2.1 of this Agreement); (ii) once calculated, will be reduced by offsetting any amounts paid by Customer and received by SpaceX in connection with any Launch Services yet to be performed; and (iii) applies to cancel the remaining Launch Services to be performed under this Agreement, and shall not apply or affect Customer’s option and SpaceX’s obligation with respect to performance of any Reflight Launch Service.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)
With respect to each Launch Service, in the event SpaceX has claimed one or more Excusable Delays under Section 11.1 and such Excusable Delays have continued for a continuous or cumulative period exceeding [***...***] Customer shall have the option to either substitute the Payload with a substantially similar payload or apply all payments made under this Agreement with respect to the particular Launch Service to a future mission to be contracted by the Parties within thirty (30) Days of written notice. Notwithstanding the foregoing, if SpaceX has claimed one or more Excusable Delays under Section 11.1 and such Excusable Delays have continued for a continuous or cumulative period exceeding [***...***], Customer shall be entitled to terminate any Launch Services not performed by SpaceX and receive a refund of all payments made under this Agreement for the particular remaining Launch Service(s) (excluding any payments earned by SpaceX pursuant to Section 5.2.1 for having completed a Launch Service), within thirty (30) Days of corresponding notice of termination.

(c)
With respect to each Launch Service, in the event SpaceX has postponed or provided notice of postponement of the Launch Services, other than for Excusable Delays, for a continuous or cumulative period exceeding [***...***] beyond the Launch Date for the first Launch Service, and [***...***] beyond the Launch Date for subsequent Launch Services, Customer shall have the option to either substitute the Payload with an alternative payload or receive a refund of all payments made under this Agreement for the particular Launch Service (excluding any payments earned by SpaceX pursuant to Section 5.2.1 for having completed a Launch Service), within thirty (30) Days of notice of termination, as the case may be;

(d)
In the event of a material breach by SpaceX of its obligations under this Agreement, and if, after having been given written notice of the same by Customer, SpaceX fails to cure such material breach within [***...***]of receipt of such notice, SpaceX shall refund all payments made by Customer under this Agreement, except for the payments earned by SpaceX pursuant to Section 5.2.1 for having completed a Launch;

(e)	[***...***]
(f)	[***...***]
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.3 SpaceX’s Right to Terminate.
(a)
SpaceX shall have the right to terminate this Agreement or any Launch Service(s) not yet provided under this Agreement and retain all payments made hereunder without further obligation or liability to Customer if Customer fails to comply with any of its material obligations set forth in this Agreement or the SOW, to include non-payment of outstanding invoices, after Customer is given written notice of noncompliance and a [***...***] period to cure such non-compliance and fails to cure such non-compliance within such period.

(b)
SpaceX shall have the right to terminate this Agreement and retain all payments made in accordance with the terms of this Agreement, without further obligation or liability to Customer upon thirty (30) Days prior written notice to Customer in the event that Customer fails to deliver the Payload for the subsequent Launch to the Launch Site within [***...***] of the corresponding Launch Date as initially scheduled.

16.4 Survival. The following Sections shall survive any expiration or termination of this Agreement: 1, 6, 8, 9, 10, 12, 13, 14, 17, 18, 20, 22 and 23 to 32. Furthermore, Section 3.2 will survive expiration (but not termination) of this Agreement.
17. Licenses. Each Party shall be responsible for obtaining any licenses, authorizations, clearances, approvals or permits (“Licenses”) necessary to carry out its obligations under this Agreement. Each Party agrees to provide reasonable assistance to the other Party as necessary to obtain such Licenses. SpaceX shall be responsible for obtaining any Licenses required to carry out the Launch Services, and SpaceX and Customer agree to provide information and to execute any documentation needed to obtain such Licenses pursuant to applicable U.S. laws and regulations, including but not limited to, the United States International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130 (“ITAR”), and Regulations for the Importation of Arms, Ammunition and Implements of War, 27 C.F.R. Part 447.
18. Compliance with Government Requirements.
18.1 SpaceX and Customer shall comply with their respective national, federal, state and local laws and regulations, and any government licenses issued in connection with the performance of this Agreement. In addition, Customer shall comply with all U.S. export and import laws, regulations, rules, licenses and agreements related to the launch of Customer’s Payload, including but not limited to the ITAR.
18.2 Customer shall be responsible for arranging for registration of each Payload, and SpaceX shall be responsible for arranging for registration of each Falcon 1e, pursuant to the Convention on Registration of Space Objects Launched Into Outer Space, done January 14, 1975, T.I.A.S. 8480.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19. Failure Review Board. If the Falcon 1e or Falcon 9 experience a Launch Failure (and the Falcon 9 Launch Failure is attributable to a first stage engine, but not the result of the clustering of the engines), then SpaceX shall only perform subsequent Launch Services under this Agreement once the most probable cause of the Launch Failure has been identified and corrective actions have been implemented to the satisfaction of the applicable failure review board (the “Failure Review Board”) convened by SpaceX to evaluate the root cause of such Launch Failure. If SpaceX has not already convened a Failure Review Board to evaluate such failure or underperformance, then Customer may give written notice to SpaceX requesting that a Failure Review Board be convened. The Failure Review Board shall consist of those technical disciplines necessary to assess the failure, its cause and necessary corrective action, if any, required for future launch services. SpaceX shall present to Customer the results of the final investigation by the Failure Review Board including probable cause of failure, corrective action and impact on the Launch Services subject to the confidentiality obligations under this Agreement and applicable export control laws and regulations.
20. Notices.
20.1 Transmittal. All notifications and other data transmittals under this Agreement shall be in writing and shall be hand-delivered or sent via express mail, first class mail, or electronic mail to the addresses specified below with confirmation of receipt.
20.2 Effective Date for Future Correspondence. The date upon which any such communication is hand-delivered or, if such communication is sent by mail or by electronic transmission, the date upon which the addressee receives it, as confirmed by return receipt or other evidence of receipt, shall be the effective date of such communication.
20.3 Change of Address. Each Party shall promptly notify the other in the event of any change in their respective addresses.
For correspondence sent to SpaceX:
Space Exploration Technologies Corp.
1 Rocket Road
Hawthorne, CA 90250
Attn: [***...***]
PH.: [***...***]
Fax: [***...***]
Email: [***...***]
With a separately delivered copy to:
[***...***]
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Space Exploration Technologies Corp.
1030 15th Street, NW
Suite 450
Washington, DC 20005
Telephone: [***...***]
Fax: [***...***]
E-mail: [***...***]
For correspondence sent to Customer:
ORBCOMM Inc.
2115 Linwood Avenue
Fort Lee, NJ 07024
Attn: [***...***]
PH.: [***...***]
Fax: [***...***]
Email: [***...***]
With a separately delivered copy to:
ORBCOMM Inc.
22270 Pacific Boulevard
Dulles, VA 20166
Attn: [***...***]
PH.: [***...***]
Fax: [***...***]
Email: [***...***]
21. Changes. Customer may, at any time request a change within the general scope of this Agreement (“Change Order”).
21.1 Prior to initiating a Change Order, Customer shall issue a written request to SpaceX for a proposal. [***...***] of receipt of Customer’s request (or such longer period as Customer may reasonably agree to based on the scope of the Change Order), SpaceX shall provide Customer a written proposal for implementation of the contemplated Change Order, including any adjustment to the Contract Price, Launch Slot or Launch Date for the relevant Launch Service, the Milestones, Milestone Payments or the SOW. For the avoidance of doubt, any adjustments to the Contract Price shall account only for the [***...***]. [***...***].
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

21.2 After receipt of Customer’s written approval of SpaceX’s proposal submitted pursuant to Section 21.1, SpaceX shall immediately proceed with the Change Order, and as applicable, the Parties shall execute any necessary amendment to this Agreement in accordance with Section 30 of this Agreement within thirty (30) Days of Customer’s initiation of a Change Order. For the avoidance of doubt, if a Change Order is not ultimately agreed to between the Parties, it shall not otherwise alter the obligations of the Parties hereunder.
22. Dispute Resolution. The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. If the dispute cannot be timely resolved, then all disputes, claims or controversies of every kind and nature arising out of or relating to this Agreement including the existence, construction, validity, interpretation, performance, nonperformance, enforcement or breach of any provision of this Agreement, shall be settled by a panel of three (3) arbitrators designated in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The findings of such arbitrators shall be final, conclusive and binding upon all parties, and the execution thereof may be entered in any court having jurisdiction. Any award of arbitration shall include attorney fees and costs of arbitration, including but not limited to expert witness fees, payable to the prevailing party in the arbitration, as determined by the Arbitrator. Notwithstanding the foregoing, any award in an arbitration initiated under this Section 22 shall be limited to monetary damages and shall include no injunction or similar equitable relief or direction to any Party other than the direction to pay a monetary amount. Should a Party seek injunctive relief, such Party is free to bring those equitable claims before any federal or state court of competent jurisdiction in the United States.
Notwithstanding any other provision, expressed or implied in this Agreement, and without prejudice to SpaceX’s rights under Section 5.3 of this Agreement, pending resolution of any such dispute, SpaceX shall continue to perform its obligations under this Agreement (provided Customer continues to perform its obligations under this Agreement) unless otherwise directed by Customer or as far as such performance is not prevented by the nature or cause of the dispute itself.
23. Appendices.
23.1 Incorporation by Reference. The following appendices are incorporated into this Agreement by reference and shall be an integral part of this Agreement:
Exhibit 1 Form of Cross-Waiver Required by the U.S. Licensing Authority
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix 1, Statement of Work;
Appendix 2, Interface Requirements Document
Appendix 3, Payment and Milestone Schedule
Appendix 4, Space Exploration Technologies Corporation Launch Certificate
Appendix 5, Termination for Convenience Schedule
Appendix 6, Risk-Based Termination for Convenience Schedule
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23.2 Precedence. In the event of conflict between the terms and conditions of this Agreement and any of its appendices, exhibits or attachments, the terms and conditions of this Agreement shall govern. In the event of a conflict between the appendices, exhibits or attachments, the sequence of precedence shall be as listed below.
1.	Articles 1 to 32

2.	[***...***]

3.	[***...***]

4.	[***...***]

5.	[***...***]

6.	All other Appendices and Exhibits to this Agreement.
24. Severability. If any portion of this Agreement is held invalid, the Parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement, unless applying such remaining portions would frustrate the purpose of this Agreement.
25. Waiver. Waiver on the part of either SpaceX or Customer of any term, provision, or condition of this Agreement shall only be valid if made in writing and accepted by the other Party. The failure of either Party, at any time, to exercise any right granted in this Agreement or to require any performance of any term of this Agreement or the waiver by either Party of any breach of this Agreement shall not prevent a subsequent exercise or enforcement of, or be deemed a waiver of any subsequent breach of, the same or any other term of this Agreement.
26. No Joint Venture or Agency. Nothing in this Agreement shall constitute or create a joint venture, partnership, or any other similar arrangement between the Parties. No Party is authorized to act as agent for the other Party hereunder except as expressly stated in this Agreement.
27. Assignment. Neither Party may assign, delegate or otherwise transfer this Agreement or any rights or obligations under this Agreement, whether voluntary, by operation of law or otherwise, without the prior written consent of the other Party. Such consent shall not be unreasonably withheld or delayed.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

27.1 Assignment by Customer. Notwithstanding the foregoing, Customer may assign or transfer this Agreement or all its rights, duties, or obligations hereunder without SpaceX’s approval: (i) to an Affiliate, provided that such Affiliate has equivalent or greater financial resources as Customer to fulfill Customer’s obligations under this Agreement and subject to any export control regulations applicable to the work performed under this Agreement; (ii) to any entity which, by way of merger, consolidation, or any similar transaction involving the acquisition of substantially all the stock, equity or the entire business assets of Customer relating to the subject matter of this Agreement, succeeds to the interests of Customer or in connection with obtaining financing for the payment of SpaceX’s invoices and any and all other fees, charges or expenses payable under this Agreement under any financing agreement; provided in the first case only that, prior to such assignment or transfer, the assignee, transferee, or successor to Customer has expressly assumed all the obligations of Customer and all terms and conditions applicable to Customer under this Agreement; (iii) to any designee or customer of Customer or any Affiliate thereof provided that Customer remains primarily liable to SpaceX for any payment obligation hereunder; (iv) to Sierra Nevada Corporation, provided that it has expressly assumed in writing all such rights, duties and obligations hereunder and notice has been provided to SpaceX of the same.
27.2 Assignment by SpaceX. Notwithstanding the foregoing, SpaceX may assign, delegate or otherwise transfer this Agreement, or any rights or obligations under this Agreement, without Customer’s approval: (i) to any Affiliate of SpaceX that has equivalent or greater financial resources as SpaceX; or (ii) any person or entity which, by way of merger, acquisition or sale of all or substantially all of the assets relating to the performance of this Agreement, succeeds to the interests of SpaceX provided the financial condition of such successor is at least equal to that of SpaceX at the time of such merger, acquisition or sale and provided further that, prior to such assignment or transfer, such successor has expressly assumed all the obligations of SpaceX and all terms and conditions applicable to SpaceX under this Agreement.
27.3 Security Interests. Customer, upon prior written notice to SpaceX, may grant security interests in its rights hereunder to lenders that provide financing for the performance by Customer of its obligations under this Agreement or for the subject matter hereof. In the event that either Party is sold to or merged into another entity, its responsibilities under this Agreement shall not be altered and the successor organization shall be liable for performance of such Party’s obligations under this Agreement. If requested by Customer, SpaceX shall provide its written consent to such assignment on terms and conditions as may be requested by Customer’s lenders.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

27.4 Notwithstanding anything in this Section 27 to the contrary, any assignment, delegation, or transfer of this Agreement shall be subject to: (i) the condition that the financial condition of the assignee, delegate, or transferee is at least equal to that of the assignor, delegator, or transferor, as the case may be; and (ii) any and all required or applicable governmental notification, legislative sanction, or regulatory approval, including without limitation ITAR approval.
27.5 Any assignment, delegation, or transfer of this Agreement made in contravention of the terms hereof shall be null and void. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the Parties’ respective successors and permitted assigns.
28. Governing Law. This Agreement and its performance by the Parties hereunder shall be construed in accordance with the laws of the State of New York, U.S.A., without regard to provisions on the conflicts of laws. The provisions of the United Nations Convention for the International Sale of Goods shall not be applicable to this Agreement.
29. Entire Agreement. This Agreement, and all appendices, exhibits and attachments hereto, supersedes all prior communications, transactions, and understandings, whether oral or written, with respect to the subject matter hereof, including the Letter Agreement, and constitutes the sole and entire agreement between the Parties pertaining to the subject matter hereof. Neither Party shall be bound by the conditions, warranties, definitions, statements, or documents previous to the execution of this Agreement, unless this Agreement makes express reference thereto.
30. Modification. No modification or amendment to, or addition, deletion or waiver of any of the terms and conditions of this Agreement, including but not limited to launch requirements, changes in quantity or schedule adjustments, shall be binding on either Party unless understood and agreed by both Parties and evidenced by a written agreement signed by a duly authorized representative of each Party, which agreement shall expressly state that it is an amendment to this Agreement.
31. Certification. Prior to each Launch and upon request by Customer, SpaceX agrees to issue a written certification to Customer in the form attached hereto as Appendix 4 confirming that the Launch Vehicle has passed all qualification and proof or acceptance tests consistent with SpaceX mission assurance processes and practices, including a launch readiness review.
32. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed by facsimile or other equivalent electronic signature. Facsimile signatures, or signatures delivered by other equivalent electronic means, shall constitute original signatures.
[SIGNATURE PAGE FOLLOWS]
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized officers as of the Effective Date of Agreement:

Space Exploration Technologies Corp.		ORBCOMM Inc.

By:	/s/ [Gwynne Shotwell] Name: Gwynne Shotwell	By:	/s/ [Marc Eisenberg] Name: Marc Eisenberg
	Title: President		Title: Chief Executive Officer
	Date: 8/28/2009		Date: 8/28/2009
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 1
Form of Cross-Waiver Required by the U.S. Licensing Authority
Waiver of Claims and Assumption of Responsibility for Licensed Launch, including Suborbital Launch
THIS AGREEMENT is entered into this  _____  day of  _____, by and among [Licensee] (the “Licensee”), [Customer] (the “Customer”) and the Federal Aviation Administration of the Department of Transportation, on behalf of the United States Government (collectively, the “Parties”), to implement the provisions of section 440.17(c) of the Commercial Space Transportation Licensing Regulations, 14 CFR Ch. III (the “Regulations”). This agreement applies to the launch of [Payload] payload on a [Launch Vehicle] vehicle at [Location of Launch Site]. In consideration of the mutual releases and promises contained herein, the Parties hereby agree as follows:
1. Definitions
Contractors and Subcontractors means entities described in §440.3 of the Regulations.
Customer means the above-named Customer on behalf of the Customer and any person described in §440.3 of the Regulations.
License means License No.  _____  issued on  _____, by the Associate Administrator for Commercial Space Transportation, Federal Aviation Administration, Department of Transportation, to the Licensee, including all license orders issued in connection with the License.
Licensee means the Licensee and any transferee of the Licensee under 49 U.S.C. Subtitle IX, ch. 701.
United States means the United States and its agencies involved in Licensed Activities.
Except as otherwise defined herein, terms used in this Agreement and defined in 49 U.S.C. Subtitle IX, ch. 701— Commercial Space Launch Activities, or in the Regulations, shall have the same meaning as contained in 49 U.S.C. Subtitle IX, ch. 701, or the Regulations, respectively.
2. Waiver and Release of Claims
(a) Licensee hereby waives and releases claims it may have against Customer and the United States, and against their respective Contractors and Subcontractors, for Property Damage it sustains and for Bodily Injury or Property Damage sustained by its own employees, resulting from Licensed Activities, regardless of fault.
(b) Customer hereby waives and releases claims it may have against Licensee and the United States, and against their respective Contractors and Subcontractors, for Property Damage it sustains and for Bodily Injury or Property Damage sustained by its own employees, resulting from Licensed Activities, regardless of fault.
(c) The United States hereby waives and releases claims it may have against Licensee and Customer, and against their respective Contractors and Subcontractors, for Property Damage it sustains, and for Bodily Injury or Property Damage sustained by its own employees, resulting from Licensed Activities, regardless of fault, to the extent that claims it would otherwise have for such damage or injury exceed the amount of insurance or demonstration of financial responsibility required under sections 440.9(c) and (e), respectively, of the Regulations.
3. Assumption of Responsibility
(a) Licensee and Customer shall each be responsible for Property Damage it sustains and for Bodily Injury or Property Damage sustained by its own employees, resulting from Licensed Activities, regardless of fault. Licensee and Customer shall each hold harmless and indemnify each other, the United States, and the Contractors and Subcontractors of each Party, for Bodily Injury or Property Damage sustained by its own employees, resulting from Licensed Activities, regardless of fault.
(b) The United States shall be responsible for Property Damage it sustains, and for Bodily Injury or Property Damage sustained by its own employees, resulting from Licensed Activities, regardless of fault, to the extent that claims it would otherwise have for such damage or injury exceed the amount of insurance or demonstration of financial responsibility required under sections 440.9(c) and (e), respectively, of the Regulations.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4. Extension of Assumption of Responsibility and Waiver and Release of Claims
(a) Licensee shall extend the requirements of the waiver and release of claims, and the assumption of responsibility, hold harmless, and indemnification, as set forth in paragraphs 2(a) and 3(a), respectively, to its Contractors and Subcontractors by requiring them to waive and release all claims they may have against Customer and the United States, and against the respective Contractors and Subcontractors of each, and to agree to be responsible, for Property Damage they sustain and to be responsible, hold harmless and indemnify Customer and the United States, and the respective Contractors and Subcontractors of each, for Bodily Injury or Property Damage sustained by their own employees, resulting from Licensed Activities, regardless of fault.
(b) Customer shall extend the requirements of the waiver and release of claims, and the assumption of responsibility, hold harmless, and indemnification, as set forth in paragraphs 2(b) and 3(a), respectively, to its Contractors and Subcontractors by requiring them to waive and release all claims they may have against Licensee and the United States, and against the respective Contractors and Subcontractors of each, and to agree to be responsible, for Property Damage they sustain and to be responsible, hold harmless and indemnify Licensee and the United States, and the respective Contractors and Subcontractors of each, for Bodily Injury or Property Damage sustained by their own employees, resulting from Licensed Activities, regardless of fault.
(c) The United States shall extend the requirements of the waiver and release of claims, and the assumption of responsibility as set forth in paragraphs 2(c) and 3(b), respectively, to its Contractors and Subcontractors by requiring them to waive and release all claims they may have against Licensee and Customer, and against the respective Contractors and Subcontractors of each, and to agree to be responsible, for any Property Damage they sustain and for any Bodily Injury or Property Damage sustained by their own employees, resulting from Licensed Activities, regardless of fault, to the extent that claims they would otherwise have for such damage or injury exceed the amount of insurance or demonstration of financial responsibility required under sections 440.9(c) and (e), respectively, of the Regulations.
5. Indemnification
(a) Licensee shall hold harmless and indemnify Customer and its directors, officers, servants, agents, subsidiaries, employees and assignees, or any of them, and the United States and its agencies, servants, agents, subsidiaries, employees and assignees, or any of them, from and against liability, loss or damage arising out of claims that Licensee’s Contractors and Subcontractors may have for Property Damage sustained by them and for Bodily Injury or Property Damage sustained by their employees, resulting from Licensed Activities.
(b) Customer shall hold harmless and indemnify Licensee and its directors, officers, servants, agents, subsidiaries, employees and assignees, or any of them, and the United States and its agencies, servants, agents, subsidiaries, employees and assignees, or any of them, from and against liability, loss or damage arising out of claims that Customer’s Contractors and Subcontractors, or any person on whose behalf Customer enters into this Agreement, may have for Property Damage sustained by them and for Bodily Injury or Property Damage sustained by their employees, resulting from Licensed Activities.
(c) To the extent provided in advance in an appropriations law or to the extent there is enacted additional legislative authority providing for the payment of claims, the United States shall hold harmless and indemnify Licensee and Customer and their respective directors, officers, servants, agents, subsidiaries, employees and assignees, or any of them, from and against liability, loss or damage arising out of claims that Contractors and Subcontractors of the United States may have for Property Damage sustained by them, and for Bodily Injury or Property Damage sustained by their employees, resulting from Licensed Activities, to the extent that claims they would otherwise have for such damage or injury exceed the amount of insurance or demonstration of financial responsibility required under sections 440.9(c) and (e), respectively, of the Regulations.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6. Assurances Under 49 U.S.C. 70112(e)
Notwithstanding any provision of this Agreement to the contrary, Licensee shall hold harmless and indemnify the United States and its agencies, servants, agents, employees and assignees, or any of them, from and against liability, loss or damage arising out of claims for Bodily Injury or Property Damage, resulting from Licensed Activities, regardless of fault, except to the extent that: (i) As provided in section 7(b) of this Agreement, claims result from willful misconduct of the United States or its agents; (ii) claims for Property Damage sustained by the United States or its Contractors and Subcontractors exceed the amount of insurance or demonstration of financial responsibility required under section 440.9(e) of the Regulations; (iii) claims by a Third Party for Bodily Injury or Property Damage exceed the amount of insurance or demonstration of financial responsibility required under section 440.9(c) of the Regulations, and do not exceed $1,500,000,000 (as adjusted for inflation after January 1, 1989) above such amount, and are payable pursuant to the provisions of 49 U.S.C. 70113 and section 440.19 of the Regulations; or (iv) Licensee has no liability for claims exceeding $1,500,000,000 (as adjusted for inflation after January 1, 1989) above the amount of insurance or demonstration of financial responsibility required under section 440.9(c) of the Regulations.
7. Miscellaneous
(a) Nothing contained herein shall be construed as a waiver or release by Licensee, Customer or the United States of any claim by an employee of the Licensee, Customer or the United States, respectively, including a member of the Armed Forces of the United States, for Bodily Injury or Property Damage, resulting from Licensed Activities.
(b) Notwithstanding any provision of this Agreement to the contrary, any waiver, release, assumption of responsibility or agreement to hold harmless and indemnify herein shall not apply to claims for Bodily Injury or Property Damage resulting from willful misconduct of any of the Parties, the Contractors and Subcontractors of any of the Parties, and in the case of Licensee and Customer and the Contractors and Subcontractors of each of them, the directors, officers, agents and employees of any of the foregoing, and in the case of the United States, its agents.
(c) In the event that more than one customer is involved in Licensed Activities, references herein to Customer shall apply to, and be deemed to include, each such customer severally and not jointly.
(d) This Agreement shall be governed by and construed in accordance with United States Federal law.
In witness whereof, the Parties to this Agreement have caused the Agreement to be duly executed by their respective duly authorized representatives as of the date written above.
Licensee

By:

Its:

Customer

By:

Its:

Federal Aviation Administration of the Department of Transportation on Behalf of the United States Government

By:

Its:

Associate Administrator for Commercial Space Transportation
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX 1
STATEMENT OF WORK
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APPENDIX 2
INTERFACE REQUIREMENTS DOCUMENT
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APPENDIX 3
PAYMENT AND MILESTONE SCHEDULE
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APPENDIX 4
SPACE EXPLORATION TECHNOLOGIES CORPORATION
LAUNCH CERTIFICATE
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APPENDIX 5
TERMINATION FOR CONVENIENCE SCHEDULE
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APPENDIX 6
RISK-BASED TERMINATION FOR CONVENIENCE SCHEDULE
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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***. . .***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.